UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2006

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
	Woodridge, Illinois 60517	60517
	(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 27, 2006, Advanced Life Sciences Holdings, Inc. and its subsidiary Advanced Life Sciences, Inc. (the “Company”) entered into a Stock Purchase Agreement with its joint venture partner, the State Government of Sarawak, Malaysia (the “Sarawak Government”) pursuant to which the Sarawak Government, through CRAUN Research Sdn. Bhd. (“CRAUN”), agreed to purchase the Company’s 50% equity interest in Sarawak MediChem Pharmaceuticals, Inc. (“SMP”).  Under the terms of the Stock Purchase Agreement, CRAUN shall pay the Company $1 million for its entire equity interest in SMP.  The parties made certain representations and warranties in the Stock Purchase Agreement and mutually agreed to waive any future legal claims otherwise arising out of the SMP joint venture.

On December 20, 2006, the transaction closed and, as a result of the closing, the Company and CRAUN have terminated the Joint Venture Agreement between the parties dated December 21, 1996.  The Company will have no continuing relationship with CRAUN or the Sarawak Government.

Item 8.01 Other Events

The information provided in response to Item 1.02 of this current report on Form 8-K is incorporated by reference in this item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: December 21, 2006	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer